Filed Under Rule 424(b)(3), Registration Statement No. 333-46434
Pricing Supplement No. 3 dated June 24, 2002
To Prospectus Dated November 1, 2000 and Prospectus Supplement Dated May 30, 2002

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAJ0	$9,775,000.00	100.000%	.625%	$9,713,906.25	5.850%	SEMI- ANNUAL	06/15/2005	12/15/2002	$27.30	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAK7	$8,916,000.00	100.000%	1.000%	$8,826,840.00	6.500%	SEMI- ANNUAL	06/15/2007	12/15/2002	$30.33	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAL5	$8,490,000.00	100.000%	1.200%	$8,388,120.00	7.150%	SEMI- ANNUAL	06/15/2009	12/15/2002	$33.37	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 06/15/2004 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 06/15/2004 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAM3	$14,404,000.00	100.000%	2.000%	$14,115,920.00	8.000%	SEMI- ANNUAL	06/15/2017	12/15/2002	$37.33	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 06/15/2005 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 06/15/2005 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

PHH Corporation 1 Campus Drive Parsippany, NJ 07054
Trade Date: Monday, June 24, 2002 @12:00 PM ET
Settle Date: Thursday, June 27, 2002
Minimum Denomination/Increments:
$1,000/$1,000
All trades settle flat and clear SDFS:
DTC Book Entry only
DTC number: 0262 via BNY
	Clearing Services, LLC	PHH Corporation $500,000,000.00 InterNotes

If the maturity date or an interest payment date for any note is not a Business Day (as such term is defined in the Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved